ENHANCED DEATH BENEFIT RIDER

This rider is part of Your policy. All policy definitions, provisions, and exceptions apply to this rider unless changed by this rider. The Effective Date is the same as the Policy Date unless another date is shown on the Data Pages.

RIDER BENEFIT

The Table of Applicable Percentages under the Death Benefit Options provision of Your policy is replaced by the following table:

                        TABLE OF APPLICABLE PERCENTAGES*

(For ages not shown, the applicable percentages shall decrease by a pro rata portion for each full year.)

              YOUNGER INSURED'S ATTAINED AGE           %

                       40 and under                   250
                            45                        215
                            50                        185
                            55                        150
                            60                        130
                            65                        120
                            70                        115
                        75 thru 80                    105
                            81                        109
                            82                        113
                            83                        118
                            84                        122
                            85                        126
                            86                        122
                            87                        118
                            88                        113
                            89                        109
                            90                        105
                           95+                        101

* These percentages will be updated as required by revisions to the Internal Revenue Code.

REINSTATEMENT

If this rider terminates, it may not be reinstated.


                            (Continued on next page

                                      Principal (r)   Principal Life
                                        Financial    Insurance Company
                                        Group        Des Moines, Iowa 50392-0001

Chairman and Chief Executive Officer


TERMINATION

This rider terminates on:

1.   Termination of Your policy; or

2. Our receipt of Your Written Request to cancel this rider. The cancellation will be effective on the Monthly Date on or next following the date We receive the request. We may require that You send Your policy to Our home office to record the cancellation.


SF 529